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                                                                      EXHIBIT 17

                              HEARTLAND GROUP, INC.

                             WISCONSIN TAX FREE FUND

Revocable Proxy for Special Meeting of Shareholders. This Proxy is Solicited on Behalf of the Board of Directors.

The undersigned hereby appoints William J. Nasgovitz, Paul T. Beste or Hugh F. Dennison, and each of them, proxy, with full power of substitution, to vote all shares of stock the undersigned is entitled to vote at the Special Meeting of Shareholders of the Heartland Wisconsin Tax Free Fund to be held at the ______________, ___________________________, Milwaukee, Wisconsin at ________
p.m., on Wednesday, October 30, 2002 or at any adjournment thereof, with respect to the matters set forth on this proxy and described in the Notice of Special Meeting and Proxy Statement/Prospectus, receipt of which is hereby acknowledged.

Shares listed below represent the total number of Heartland Wisconsin Tax Free Fund shares registered in the name printed below.

                                  Dated: _________________________, 2002


                                  ______________________________________________
                                  (Please sign exactly as name appears at left.)

                                  (If stock is owned by more than one person, all owners should sign. Persons signing as executors, administrators, trustees or in similar capacities should so indicate.)

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Shares represented by this proxy will be voted as directed by the stockholder.
IF NO DIRECTION IS SUPPLIED, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.
Please vote by filling in the appropriate boxes below, as shown, using blue or black ink or dark pencil.

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                                                                                             FOR        AGAINST       ABSTAIN
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1.   To approve an Agreement and Plan of Reorganization involving the Heartland Wisconsin    [_]          [_]           [_]
     Tax Free Fund (the "Agreement"), under which (a) the North Track Wisconsin
     Tax-Exempt Fund would acquire substantially all of the assets and stated liabilities of the Heartland Wisconsin Tax Free Fund in exchange solely for shares of the North
     Track Wisconsin Tax-Exempt Fund, and (b) the Heartland Wisconsin Tax Free Fund would distribute such shares of the North Track Wisconsin Tax-Exempt Fund, pro rata, to the Heartland Wisconsin Tax Free Fund shareholders in liquidation of the Heartland
     Wisconsin Tax Free Fund.
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2.   In their discretion, the proxies are authorized to vote on such other matters as may    [_]          [_]           [_]
     properly come before the meeting.
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